UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

January 16, 2025

Date of Report (Date of earliest event reported)

NEW ERA HELIUM INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-42433	99-3749880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4501 Santa Rosa Dr. Midland, TX	79707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 695-6997

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NEHC	The Nasdaq Stock Market LLC
Warrants	NEHCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

(a)           Limited Liability Company Agreement

As previously disclosed in New Era Helium Inc. (the “Company”)’s Registration Statement on Form S-1, as amended, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 30, 2024 (the “Registration Statement”), the Company entered into a letter of intent with Sharon AI, Inc. (“Sharon AI”), a Delaware corporation specializing in artificial intelligence, for the parties’ joint development and operation of a 250 megawatt (“MW”) net-zero energy data center in the Permian Basin through a joint venture entity.

Purpose

On January 21, 2025, the Company entered into a Limited Liability Company Agreement (the “LLC Agreement”) with SharonAI for the creation of Texas Critical Data Centers LLC, a Delaware limited liability company and joint venture of the Company and SharonAI (the “Joint Venture”). Pursuant to the terms of the LLC Agreement, the purpose of the Joint Venture is to engage in (i) the purchase, building, and development of a site in Texas with an initial 250 MW gas-fired power plant and corresponding data center, and (ii) the operation of this site and (iii) any and all lawful activities necessary or incidental thereto.

Management

A Board of Managers (the “Board”) comprised at all times of two (2) managers (each, a “Manager”) will manage, operate, and control the business and affairs of the Joint Venture. One Manager will be designated by SharonAI (the “Class A Manager”) and one Manager will be designated by the Company (the “Class B Manager”). Each of such Managers may be removed, with or without cause, by the designating member (“Member”), and each of such removals will be effective upon written notice to the other Member and the Chairperson of the Board. For all actions taken by the Company, the presence of both the Class A Manager and Class B Manager shall constitute a quorum, subject to the terms of the LLC Agreement. Each of the Managers will serve on the Board without compensation in such capacity.

Membership; Capital Contributions; Distributions.

Each of the Company and SharonAI has contributed $75,000 to the Joint Venture and have a 50% membership interest in the Joint Venture, constituting the initial members of the Joint Venture. So long as a Member holds a membership interest in the Joint Venture, such Member may not withdraw or resign as a member prior to the dissolution and winding up of the Joint Venture, and any such withdrawal or resignation or attempted withdrawal or resignation will be null and void. Members are required to make additional capital contributions (each, an “Additional Capital Contribution”) as set forth in the LLC Agreement, and failure to make Additional Capital Contributions in accordance with the terms of the LLC Agreement entitle the non-defaulting Member to institute proceedings against the non-contributing Member (“Non-Contributing Member”), purchase such Non-Contributing Member’s membership interest, or force a sale of such Non-Contributing Member’s membership interest. No Member may transfer all or any portion of its membership interest without the written consent of the other Member unless such transfer is made pursuant to a Non-Contributing Member’s failure to make Additional Capital Contributions as set forth in the LLC Agreement. New Members of the Joint Venture may be admitted from time to time pursuant to the terms of the LLC Agreement. No real or personal property of the Joint Venture will be deemed to be owned by any of its Members individually and will be owned by, and title will be vested solely in, the Joint Venture. Each fiscal year, net income and net loss will be allocated amongst the Members pro rata in accordance with their membership interests in the Joint Venture. Distributions of the Joint Venture, following allowance for payment of Joint Venture obligations then due and payable, will be made to the members on at least a quarterly basis (unless the Board and members unanimously agree otherwise), pro rata in accordance to the Members’ percentage interests in the Joint Venture.

The foregoing summary of LLC Agreement does not purport to be complete and is qualified in its entirety by reference to the LLC Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”).

The Company’s press release announcing its entry into the LLC Agreement with SharonAI is filed to this Form 8-K as Exhibit 99.1.

(b)           Senior Secured Convertible Promissory Note

The information set forth in Item 2.03 of this Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Senior Secured Convertible Promissory Note

On December 6, 2024, the Company issued a Senior Secured Convertible Promissory Note (the “Initial Note”) to an institutional investor (the “Investor” or the “Holder”) for an aggregate principal amount of $7.0 million, pursuant to the terms of the Equity Purchase Facility Agreement entered into on December 6, 2024 between the Company and the Investor (the “EPFA”). Capitalized terms used herein but not otherwise defined have the meanings set forth in the Subsequent Note.

On January 16, 2025 (the “Issuance Date”), following the effectiveness of the Company’s Registration Statement on Form S-1, as amended, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 30, 2024, and pursuant to the terms of the EPFA, the Company issued another Senior Secured Convertible Promissory Note (the “Subsequent Note”) to the Investor in an aggregate principal amount of $3.0 million for an aggregate purchase price of $2.79 million after giving effect to a 7% original issue discount. The Subsequent Note is for a term of 15 months from the Issuance Date. Commencing on the ninetieth (90th) day following the Issuance Date, and continuing on the same day of each successive calendar month until the entire outstanding principal amount has been repaid, the Company is required to make monthly payments to the holder of the Subsequent Note (the “Holder”). Each monthly payment will be in an amount equal to the sum of (i) one twelfth (1/12) of the initial aggregate principal of the Subsequent Note and all other notes issued pursuant to the EPFA, plus (ii) accrued and unpaid under the Subsequent Note as of each payment date. Interest accrues on the outstanding principal balance hereof at an initial annual rate equal to 10% (“Interest Rate”), which Interest Rate will increase to an annual rate of 18% upon the occurrence of an Event of Default (as defined in the Subsequent Note).

Conversion Rights.

Conversion at Option of Holder. The Subsequent Note is convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at the option of the Investor at an initial conversion price of $10.00 per share (the “Conversion Price”). Subject to certain exceptions outlined in the Subsequent Note, including, but not limited to, equity issuances in connection with its equity incentive plan and certain strategic acquisitions, if the Company sells, enters into an agreement to sell, or grants any option to purchase, or sells, enters into an agreement to sell, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition) any shares of Common Stock or any other securities that are at any time convertible into, or exercisable or exchangeable for, or otherwise entitle the holder thereof to receive, Common Stock, at an effective price per share less than the Conversion Price of the Subsequent Note then in effect, the Conversion Price will be reduced to equal the effective price per share in such dilutive issuance. The Conversion Price is also subject to a downward adjustment if an Event of Default occurs. The Conversion Price is subject to an initial floor price (the “Floor Price”) of $0.7176 per share of Common Stock; however, beginning on July 15, 2025 and on the same day of every six (6) months thereafter (each, a “Floor Price Reset Date”), the Floor Price will be reduced to 20% of the average volume weighted average price of the Common Stock for such trading day on the primary market of the Common Stock during regular trading hours as reported by Bloomberg L.P. (the “VWAP”) during the five (5) trading days immediately prior to such Floor Price Reset Date. Additionally, the Company may reduce the Floor Price to any amount set forth in a written notice to the Holder, provided that any such reduction will be irrevocable and will not be subject to increase thereafter. The Company may prepay the Subsequent Note at its option, upon thirty (30) business days written notice, by paying a 10% redemption premium.

Event of Default Conversion. From and after the occurrence of an Event of Default, the Holder may elect to convert the Subsequent Note into shares of the Common Stock at the “Event of Default Conversion Price,” which is equal to the lower of:

•	The Conversion Price then in effect; and

•	90% of the lowest VWAP of the Common Stock during the ten (10) consecutive trading days immediately prior to the date on which we received written notice of such conversion from such holder, subject to the Floor Price.

Limitations on Conversion. A Holder shall not have the right to convert any portion of the Subsequent Note to the extent that, after giving effect to such conversion, the Holder (together with its related parties) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of shares of our Common Stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the Holder, except that any increase will only be effective upon 61 days’ prior written notice to the Company.

Redemption Rights.

At any time, the Company may redeem in cash all, or any portion, of the Subsequent Note, in an amount equal to the outstanding principal balance being redeemed, plus a 10% premium in respect of such principal amount, plus all accrued and unpaid interest, if any, on such principal amount.

The foregoing summary of Subsequent Note does not purport to be complete and is qualified in its entirety by reference to the form of Subsequent Note filed as Exhibit 10.2 to this Current Report on Form 8-K and the EPFA filed as Exhibit 10.25 to the Company’s Amendment No. 1 to the Registration Statement on Form S-1, initially filed with the SEC on December 30, 2024, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above of this Form 8-K is incorporated by reference in this Item 3.02. The Company offered and issued the Subsequent Note, and will issue the shares of Common Stock issuable pursuant to the terms of the Subsequent Note, in reliance upon the exemptions from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Limited Liability Company Agreement between the Company and SharonAI, Inc.
10.2	Form of Senior Secured Convertible Promissory Note dated January 16, 2025.
10.3	Equity Purchase Facility Agreement dated as of December 6, 2024 (incorporated by reference to Exhibit 10.25 of the Registration Statement on Form S-1, as amended, initially filed with the SEC on December 30, 2024).
99.1	Press Release dated January 21, 2025.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2025

NEW ERA HELIUM INC.

By:	/s/ E. Will Gray II
Name:	E. Will Gray II
Title:	Chief Executive Officer